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                             EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT ("Agreement") made and entered as of July 1, 1997 by and among COMMUNITY MEDICAL TRANSPORT, INC. a Delaware corporation, (collectively, "the Company"), and JOSEPH A. CONNELL, SR. (the "Employee").

         The Employee is being employed by the Company to be in a managerial or supervisory capacity. The parties desire to enter into an employment agreement and to set forth herein the terms and conditions of the Employee's continued employment by the Company and its subsidiaries.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and the mutual benefits to be derived herefrom, the Company and the Employee agree as follows:

         1. Employment.

                  a. Duties. The Company shall employ the Employee, on the terms set forth in this Agreement, as its Senior Vice President-Quality Assurance & Clinical Services (direct consultant to the President). The Employee accepts such employment with the Company and shall perform and fulfill such duties as are assigned to him hereunder, devoting his best efforts and entire professional time and attention to the performance and fulfillment of his duties and to the advancement of the interests of the Company, subject to the direction, approval, control and directives of the Company's Board of Directors (the "Board") and the Company's President. Nothing contained herein shall be construed, however, to prevent the Employee from trading in or managing, for his own account and benefit, in stocks, bonds, securities, real estate, commodities or other forms of investments (subject to law and Company policy with respect to trading in Company securities). Without any additional consideration, Employee may also serve as an employee of any or all subsidiaries of the Company. Unless otherwise indicated by the context, the term "Company" shall include the Company and all its subsidiaries.

                  b. Job Description. Upon consultation with the President of the Company, and subject to his direction, to direct, coordinate and investigate Company-wide quality assurance, clinical and field operations to ensure compliance with applicable jurisdictional laws, statutes and regulations, as well as Company quality assurance plans and internal policies and procedures. Nothing herein, however, shall be deemed to establish the Employee as Company counsel or to empower or require him to act as attorney for the Company in any legal proceeding. The Employee, from time to time, during the Term may be required to assist in emergency response situations as needed or at the discretion of the President.

                  Subject to the limitations set forth in paragraph 7 hereof, the Employee shall be allowed access to all records and documents of the Company as needed to facilitate the foregoing job description. In addition, as needed to respond to emergencies and to further the Company's


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interest as determined in the Company's President's discretion, the Employee shall have access to an emergency response vehicle.

                  c. Place of Performance. In connection with his employment by the Company, the Employee shall be based in the New York metropolitan area, except for required travel on Company business.

         2. Term. The Employee's employment under this Agreement shall commence as of July 11, 1997 (the "Commencement Date") and shall, unless sooner terminated in accordance with the provisions hereof, continue uninterrupted until June 30, 1999 and thereafter such employment shall continue from year to year unless terminated upon thirty days notice prior to June 30, 1999 or June 30th of any renewal year. The terms of employment shall be referred to as the "Term." As used herein "Year" shall refer to a twelve month period ending on the first anniversary of the date hereof. In the event of termination upon thirty days' notice within the first Year of the Term, the Company shall pay the Employee three (3) months salary as severance pay. The number of months salary to be paid to the Employee as severance as a result of termination on thirty (30) days' notice shall be increased by a month for every additional Year during which the Employee was employed by the Company hereunder up to a maximum severance equal to six (6) months' worth of salary. Such sum shall be paid upon the Employee leaving his employment hereunder. In the event the Company is sold or management control in the Company is acquired by someone other than current management during the Term hereof, or if the Company shall merge and not be a survivor of such merger, the Term of this Agreement shall automatically be extended for an additional year, commencing on the date of such sale, acquisition or merger.

         3. Compensation. During the Term the Employee shall be entitled to receive an annual salary Eighty Five Thousand ($85,000) Dollars payable in installments at such times as the Company customarily pays its other employees (but in any event no less often than Monthly). Any additional provisions shall be as set forth in Section 10 hereof. The Company hereby agrees to review the services of the Employee annually.

         4. Health Insurance and Other Benefits. During the Term the Employee shall be entitled to all employee benefits offered by the Company to its key management employees generally, including, without limitation, all pension, profit sharing, retirement, stock option, bonus, deferred compensation, disability insurance, hospitalization insurance, major medical insurance, medical reimbursement, survivor income, life insurance or any other benefit plan or arrangement established and maintained by the Company, subject to the rules and regulations then in effect regarding participation therein. The Company shall provide the Employee with an alphanumeric pager and cellular telephone during the term of his employment. The Company shall provide the Employee with a monthly allowance of Five Hundred Dollars ($500) for all maintenance, fuel, insurance and normal automotive expenses incurred in the performance of his duties hereunder. The Employee shall be entitled to three
(3) weeks of paid vacation each Year. During the first Year hereof, however, Employee shall be eligible for two (2) week's vacation

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only after the first quarter of the Year and an additional week's vacation only after the third quarter. Vacation may be taken in days, groups of days or paid out in dollars.

         5. Reimbursement of Expenses. The Employee shall be reimbursed for all items of travel, entertainment and miscellaneous expenses (including directly attributable expenses of his home office) which the Employee reasonably incurs in connection with the performance of his duties hereunder, provided that the Employee submits to the Company such statements and other evidence supporting said expenses as the Company may reasonably require. In addition, the Employee shall be reimbursed for all training and re-certification program costs required to maintain licensure and certification, and to further the Company's interests as determined by the Company's President.

         6. Termination of Employment.

                  a. Death or Total Disability. In the event of the death of the Employee during the Term, this Agreement shall terminate as of the date of the Employee's death. In the event of the Total Disability (as that term is defined below) of the Employee for sixty (60) days in the aggregate during any consecutive six (6) month period during the Term, the Company shall have the right to terminate this Agreement by giving the Employee thirty (30) days' prior written notice thereof, and upon the expiration of such thirty (30) day period, the Employee's employment under this Agreement shall terminate. If the Employee shall resume his duties within thirty (30) days after receipt of such a notice of termination and continue to perform such duties for four (4) consecutive weeks thereafter, this Agreement shall continue in full force and effect, without any reduction in salary, and other benefits, and the notice of termination shall be considered null and void and of not effect. Upon termination of this Agreement under this Agreement under this paragraph 6(a), the Company shall have no further obligations or liabilities under this Agreement, except to pay to the Employee's estate or the Employee, as the case may be, (i) the portion, if any, that remains compensation accrued but unpaid;
(ii) the amount of any expenses reimbursable in accordance with paragraph 5 above; and (iii) any amounts due under any Company benefit, welfare or pension plan.

                  The term "Total Disability," as used herein, shall mean a mental or physical condition which in the reasonable opinion of an independent medical doctor selected by the Company renders the Employee unable or incompetent to carry out the material duties and responsibilities of the Employee under this Agreement at the time the disabling condition was incurred. Notwithstanding the foregoing, if the Employee is covered under any policy of disability insurance under paragraph 4 above, under no circumstances shall the definition of Total Disability be different from the definition of that term in such policy.

                  b. Discharge for Cause. The Company may discharge the Employee for "Cause" upon notice and thereby immediately terminate his employment under this Agreement. For purposes of this Agreement the Company shall have "Cause" to terminate the Employee's employment if Employee, in the reasonable judgment of the Company, (i) materially breaches

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any of his agreements, duties, representations or obligations under this
Agreement and has not cured such breach or commenced in good faith to correct such breach within thirty (30) days after notice; (ii) fails to carry out a lawful directive of the Board of Directors or the President of the Company;
(iii) embezzles or converts to his own use any funds of the Company or any client or customer of the Company; (iv) converts to his own use or unreasonably destroys, intentionally, any property of the Company, without the Company's consent (v) is convicted of a crime; (vi) is adjudicated an incompetent; (vii) is habitually intoxicated or is diagnosed by an independent medical doctor to be addicted to a controlled substance (any disagreement of Employee shall be resolved using the procedure provided in paragraph 6(a) above); or (viii) behaves in a manner which, with intent to do so, materially impairs the Company's relations with others in its industry.

                  c. Termination by Employee. The Employee may terminate this agreement for the material non-compliance by the Company with its obligations under Sections 3, 4, and 5 hereof, for which proper (written) notice is tendered by the Employee, if the Company has not cured such material non-compliance within thirty (30) days of such notice.

         7.  Restrictions.

                  a. Non-Disclosure of Information/Non-Salutation.

                           (1) The Employee shall (i) never, directly or
indirectly, disclose to any person or entity for any reason, or use for his own personal benefit, any "Confidential Information" (as hereinafter defined) either during his employment with the Company or following termination of that employment for any reason (ii) at all times take all precautions necessary to protect from loss or disclosure by him of any and all documents or other information containing, referring or relating to such Confidential Information, and (iii) upon termination of his employment with the Company for any reason, the Employee shall promptly return to this Company any and all documents or other tangible property containing, referring or relating to such Confidential Information, whether prepared by him or others.

                           (2) Notwithstanding any provision to the contrary
in paragraph 7(a)(1), this paragraph shall not apply to information which the Employee is called upon by legal process regular on its face (including, without limitation, by subpoena or discovery requirement) to disclose or to information which has become part of the public domain or is otherwise publicly disclosed through no fault or action of the Employee.

                           (3) For purposes of this Agreement, "Confidential
Information" means any information relating in any way to the business of the Company disclosed to or known to the Employee as a consequence of, result of, or through the Employee's employment by the Company which consists of technical and non-technical information about the Company's products, processes, programs, concepts, forms, business methods, data, any and all financial and accounting data, marketing, customers, customer lists, and services and information corresponding thereto acquired by the Employee during the term of the Employee's employment by the

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Company. Confidential Information shall not include any of such items which are published or are otherwise part of the public domain, or freely available from trade sources or otherwise.

                           (4) Upon termination of this Agreement for any
reason, the Employee shall turn over to the Company all tangible property then in the Employee's possession or custody which belongs or relates to the Company. The Employee shall not retain any copies or reproductions of correspondence, memoranda, reports, notebooks, drawings, photographs, or other documents which constitute Confidential Information.

                           (5) Executive further undertakes and agrees that
during the term of this Agreement and for a period of one (1) year after the Date of Termination he will note, directly or indirectly employ, cause to be employed, or solicit for employment any of the Company's employees, nor during such period shall Employee solicit or enter into any arrangements with any of the Company's accounts.

                  b. Injunctive Relief. The parties hereto agree that the remedy at law for any breach of the provision of this paragraph 7 will be inadequate and that the Company or any of its subsidiaries or other successors or assigns shall be entitled to injunctive relief without bond. Such injunctive relief shall not be exclusive, but shall be in addition to any other rights and remedies Company or any of its subsidiaries or their successors or assigns might have for such breach.

              8. Representation of Employee. Employee represents that there is no impediment to his executing this Agreement and that there is no other contract, agreement, obligation or other covenant to which he is bound that would be breached or violated by his making this agreement and undertaking the obligations herein set forth.

              9. Miscellaneous.

                  a. Notices. Any notice, demand or communication required or permitted under this Agreement shall be in writing and shall either be hand-delivered to the other party or mailed to the addresses set forth below by registered or certified mail, return receipt requested or sent by overnight express mail or courier or facsimile to such address, if a party has a facsimile machine. Notice shall be deemed to have been given and received when so hand-delivered or after three (3) business days when so deposited in the U.S. Mail, or when transmitted and received by facsimile or sent by express mail properly addressed to the other party. The addresses are:

                  To the Company:

                           Community Medical Transport, Inc.
                           45 Morris Street

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                           Yonkers, New York 10705
                           Facsimile No.: (914) 963-7896

                  To the Employee:

                           Mr. Joseph A. Connell, Sr.
                           976 McLean Ave.
                           Suite 101
                           Yonkers, N.Y.  10704

The foregoing addresses may be changed at any time by notice given in the manner herein provided.

                  b. Integration; Modification. This Agreement constitutes the entire understanding and agreement between the Company and the Employee regarding its subject matter and supersedes all prior negotiations and agreements, whether oral or written, between them with respect to its subject matter. This Agreement may not be modified except by a written agreement signed by the Employee and the President of the Company.

                  c. Enforceability. If any provision of this Agreement shall be invalid or unenforceable, in whole or in part, such provision shall be deemed to be modified, or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law as if such provision had been originally incorporated herein as so modified or restricted, or as if such provision had not been originally incorporated herein, as the case may be.

                  d. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties, including and their respective heirs, executors, successors and assigns, except that this Agreement may not be assigned by the Employee.

                  e. Waiver of Breach. No waiver by either party of any condition or of the breach by the other of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one (1) or more instances shall be deemed or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition, or the breach of any other term or covenant set forth in this Agreement. Moreover, the failure of either party to exercise any right hereunder shall not bar the later exercise thereof with respect to other future breaches.

                  f. Governing Law. This Agreement shall be governed by the internal laws of the State of New York.

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                  g. Headings. The headings of the various sections and
paragraphs have been included herein for convenience only and shall not be considered in interpreting this Agreement.

                  h. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

                  i. Due Authorization. The Company represents that all corporate action required to authorize the execution, delivery and performance of this Agreement has been duly taken.

          10. Additional Provisions.

                  In addition to the compensation set forth in paragraph 3, employee shall (i) be eligible to receive a bonus of 33.3% of this annual salary, payable as agreed upon by the Company and the Employee, if the Company achieves goals established by the President of the Company in his sole discretion; (ii) the Company as of the date hereof, has also granted Employee an option to purchase 10,000 shares of the Company's Common Stock, at the per share price on the date hereof, pursuant to its employees stock option plan and (iii) the Company agrees to pay the Employee a lump sum payment of $6,000 in compensation for the value of vacation time foregone in executing this Agreement.

                  IN WITNESS WHEREOF, this Agreement has been executed by the Employee and, on behalf of the Company, by its duly authorized officer on the day and year first above written.

                                           COMMUNITY MEDICAL TRANSPORT, INC.


                                           By:
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                                              Dean L. Sloane, President


Accepted:


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JOSEPH A. CONNELL, SR.


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